Exhibit 10.2

AMENDMENT TO

LICENSE AGREEMENT

BETWEEN

BIODELIVERY SCIENCES INTERNATIONAL, INC.

AND

ACCENTIA, INC.

WHEREAS, BioDelivery Sciences International, Inc., a Delaware corporation, having its principal place of business at 185 South Orange Avenue, Administrative Building No. 4, Newark, NJ 07103 (“BDSI”) and Accentia, Inc., having its principal place of business at 5310 Cypress Center Drive #101, Tampa, Florida 33609 (“ACCENTIA”) (collectively the “Parties”), have entered into the License Agreement (“Agreement”) effective as of June 1, 2004.

WHEREAS, BDSI and ACCENTIA have agreed to amend the Agreement to allow additional deductions for Net Sales and Sublicensee Net Sales as indicated below,

NOW, THEREFORE, for one dollar and other good and valuable consideration the Parties, intending to be legally bound, hereby agree that Sections 1.10 and 1.15 be amended as follows:

1.10 “Net Sales” shall mean the gross amount invoiced for all Antifungal Products or Licensed Products sold by ACCENTIA and/or its Affiliates in arm’s length sales or commercial transactions to a Third Party (excluding sales to Sublicensees for their resale), less deductions for:

(a) commissions, trade, quantity and cash discounts or rebates actually allowed or given;

(b) credits, allowances or refunds given or made for rejected, outdated or returned Licensed Products, if applicable;

(c) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof;

(d) any prepaid or invoiced charges for freight, postage, shipping, import or export taxes, insurance or charges for returnable containers; and

(e) any amount actually excluded or disallowed by Medicare, Medicaid, third party payer or insurance company.

1.15 “Sublicensee Net Sales” shall mean the gross amount invoiced for all Licensed Products sold by a Sublicensee to a Third Party, less deductions for:

(a) commissions, trade, quantity and cash discounts or rebates actually allowed or given; (b) credits, allowances or refunds given or made for rejected, outdated or returned Licensed Products, if applicable;

(c) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof;

(d) any prepaid or invoiced charges for freight, postage, shipping, import or export taxes, insurance or charges for returnable containers; and

(e) any amount actually excluded or disallowed by Medicare, Medicaid, third party payer or insurance company.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed by its duly authorized officer as of the day and year first above written. This Amendment may be executed in a series of counterparts, which when taken together, shall constitute one and the same instrument.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Raphael J. Mannino.
Name:	Raphael J. Mannino. Ph.D.
Title:	Executive Vice President and Chief Scientific Officer

ACCENTIA, INC.

By:	/s/ Martin G. Baum
Name:	Martin G. Baum
Title:	President